                                                                    Exhibit 99.2

                        ACCIPITER LIFE SCIENCES FUND, LP
                           399 Park Avenue, 38th Floor
                            New York, New York 10022

                                                                 August 30, 2007

BY FEDERAL EXPRESS AND FACSIMILE
--------------------------------

Rural/Metro Corporation
9221 East Via De Ventura
Scottsdale, Arizona 85258
Attn: Corporate Secretary

      Re:   NOTICE OF NOMINATION FOR ELECTION AS DIRECTORS AT THE 2007 ANNUAL
            MEETING OF STOCKHOLDERS OF RURAL/METRO CORPORATION

Dear Sir or Madam:

      This letter  shall serve to satisfy the  advance  notice  requirements  of
Article  II,  Section  2.04 of the  Second  Amended  and  Restated  Bylaws  (the
"Bylaws") of Rural/Metro Corporation ("Rural") as to the nomination by Accipiter
Life  Sciences  Fund,  LP,  a  Delaware  limited  partnership  ("Accipiter  Life
Sciences"),  of two (2) nominees for election to the Board of Directors of Rural
(the "Rural Board") at the 2007 annual meeting of  stockholders of Rural, or any other  meeting  of  stockholders  held in lieu  thereof,  and any  adjournments,
postponements,   reschedulings  or  continuations   thereof  (the  "2007  Annual
Meeting").

      This letter, and all Exhibits attached hereto are collectively referred to as the  "Notice."  Accipiter  Life Sciences is the  beneficial  owner of 745,595 shares of common stock, $.01 par value per share (the "Common Stock"), of Rural,
1,000 shares of which are held of record by Accipiter Life  Sciences.  Accipiter
Life Sciences Fund II, LP, a Delaware limited partnership ("ALSF II"), Accipiter
Life Sciences Fund (Offshore), Ltd., a Cayman Islands company ("ALSF Offshore"),
Accipiter  Life  Sciences Fund II  (Offshore),  Ltd., a Cayman  Islands  company
("ALSF II  Offshore"),  Accipiter  Life  Sciences  Fund II (QP),  LP, a Delaware
limited  partnership  ("ALSF  II QP"),  Accipiter  Capital  Management,  LLC,  a
Delaware limited  liability  company  ("Management"),  Candens  Capital,  LLC, a
Delaware limited liability company ("Candens") and Gabe Hoffman,  are affiliates
of  Accipiter  Life  Sciences  (together  with  Accipiter  Life  Sciences,   the
"Accipiter Group"). ALSF II, ALSF Offshore,  ALSF II Offshore and ALSF II QP are
the beneficial  owners of 534,951 shares,  749,867 shares,  1,059,333 shares and
611,901 shares of Common Stock, respectively.  As the general partner of each of
Accipiter  Life  Sciences,  ALSF II and ALSF II QP,  Candens  may be  deemed  to beneficially  own the  1,892,447  shares  collectively  owned by Accipiter  Life
Sciences,  ALSF II and ALSF II QP.  As the  investment  manager  of each of ALSF
Offshore and ALSF II Offshore,  Management may be deemed to beneficially own the
1,809,200 shares  collectively  owned by ALSF Offshore and ALSF II Offshore.  As the managing member of each of Candens and Management, Mr. Hoffman may be deemed to be the beneficial owner of the 3,701,647 shares of Common Stock  beneficially owned in the aggregate by Candens and Management. Through this Notice, Accipiter
Life Sciences hereby nominates and notifies you of its intent to nominate Mohsin

Y. Meghji and Nicole Viglucci as nominees (the  "Nominees") to be elected to the
Rural Board at the 2007 Annual  Meeting.  Accipiter Life Sciences  believes that the terms of three (3) Class I  directors  currently  serving on the Rural Board expire at the 2007 Annual  Meeting.  To the extent  there are in excess of three
(3)  vacancies  on the Rural  Board to be filled by  election at the 2007 Annual
Meeting or Rural  increases the size of the Rural Board above its existing size,
Accipiter Life Sciences reserves the right to nominate additional nominees to be elected to the Rural Board at the 2007 Annual  Meeting.  Additional  nominations made pursuant to the preceding sentence are without prejudice to the position of
Accipiter  Life  Sciences  that any attempt to increase  the size of the current
Rural Board or to  reconstitute  or reconfigure the classes on which the current directors  serve  constitutes  an  unlawful  manipulation  of Rural's  corporate machinery. If this Notice shall be deemed for any reason by a court of competent jurisdiction  to be ineffective  with respect to any  individual  Nominee at the
2007 Annual Meeting,  or if any individual  Nominee shall be unable to serve for any reason,  this Notice  shall  continue to be  effective  with  respect to the remaining Nominee(s) and as to any replacement  Nominee(s) selected by Accipiter
Life Sciences.

      The  information  concerning  Accipiter  Life  Sciences  and the  Nominees required by Article II, Section 2.04 of the Bylaws is set forth below:

      (i)      NAME, AGE AND BUSINESS AND RESIDENTIAL ADDRESS OF THE STOCKHOLDER
               WHO INTENDS TO MAKE THE  NOMINATION  AND OF THE PERSON OR PERSONS
               TO BE NOMINATED:

               Accipiter Life Sciences Fund, LP
               399 Park Avenue, 38th Floor
               New York, New York 10022

            Nominee
            Name and Age           Business Address         Residence Address
            ----------------       -------------------      -----------------

            Mohsin Y. Meghji       c/o Loughlin Meghji      49 Carriage Road
            (Age 42)               + Company                Roslyn, NY 11576
                                   148 Madison Avenue
                                   New York, New York
                                   10016-6700

            Nicole Viglucci        c/o Accipiter Life       227 East 57th Street,
            (Age 32)               Sciences Fund, LP        Apt. 12C
                                   399 Park Avenue,         New York, NY 10022
                                   38th Floor
                                   New York, New York
                                   10022

      (ii)     A  REPRESENTATION  THAT THE  STOCKHOLDER IS A HOLDER OF RECORD OF
               STOCK OF THE COMPANY ENTITLED TO VOTE AT SUCH MEETING AND INTENDS
               TO APPEAR IN PERSON OR BY PROXY AT THE  MEETING TO  NOMINATE  THE
               PERSON OR PERSONS SPECIFIED IN THE NOTICE:

               Accipiter Life Sciences  represents that it is a holder of record of stock of Rural entitled to vote at the 2007 Annual Meeting and intends  to  appear  in  person  or by proxy  at the 2007  Annual
               Meeting to nominate the persons specified in this Notice.

      (iii)    A DESCRIPTION OF ALL ARRANGEMENTS OR  UNDERSTANDINGS  BETWEEN THE
               STOCKHOLDER  AND EACH  NOMINEE  AND ANY OTHER  PERSON OR  PERSONS
               (NAMING SUCH PERSONS OR PERSONS) PURSUANT TO WHICH THE NOMINATION
               OR NOMINATIONS ARE TO BE MADE BY THE STOCKHOLDER:

               On August  30,  2007,  Accipiter  Life  Sciences,  ALSF II,  ALSF
               Offshore, ALSF II Offshore, ALSF II QP, Management, Candens, Gabe
               Hoffman, Nicole Viglucci and Mohsin Y. Meghji (collectively,  the
               "Group") entered into a Joint Filing and  Solicitation  Agreement in which, among other things, (a) the parties agreed to the joint filing on behalf of each of them of  statements  on Schedule  13D with respect to the  securities of Rural,  (b) the parties agreed to solicit  proxies or written  consents  for the election of the
               Nominees,  or any other  person(s)  nominated by  Accipiter  Life
               Sciences,  to the Rural  Board at the 2007  Annual  Meeting  (the
               "Solicitation"),  and (c) Accipiter Life Sciences  agreed to bear all expenses incurred in connection with the Group's  activities, including  approved  expenses  incurred  by any of the parties in connection with the Solicitation, subject to certain limitations.

               Pursuant to a letter agreements dated August 30, 2007,  Accipiter
               Life  Sciences  agreed to indemnify  Mr.  Meghji  against  claims arising from the Solicitation and any related transactions.

               Other  than  as  stated  above,  there  are  no  arrangements  or understandings  between  Accipiter Life Sciences and each Nominee or any other person or person  pursuant to which the  nominations described  herein are to be made,  other than the consents by the
               Nominees to serve as directors of Rural if elected as such at the
               2007   Annual   Meeting,   attached   hereto  as  Exhibit  A  and
               incorporated  herein  by  reference.  Reference  is  made  to the
               Schedule  13D,  as  amended,  filed  and  to be  filed  with  the
               Securities  and Exchange  Commission  by the members of the Group with respect to Rural for  additional  information  regarding the members of the Group.

      (iv)     SUCH OTHER  INFORMATION  REGARDING EACH NOMINEE  PROPOSED BY SUCH
               STOCKHOLDER  AS  WOULD  BE  REQUIRED  TO BE  INCLUDED  IN A PROXY
               STATEMENT FILED PURSUANT TO THE PROXY RULES OF THE SECURITIES AND
               EXCHANGE COMMISSION,  HAD THE NOMINEE BEEN NOMINATED, OR INTENDED
               TO BE NOMINATED, BY THE BOARD OF DIRECTORS:

               MOHSIN  Y.  MEGHJI  (AGE 42) is a  Principal  and  co-founder  of
               Loughlin Meghji + Company  ("LM+Co"),  a New York based financial advisory firm specializing in advising management,  investors and lenders.  LM+Co was founded in February 2002.  Prior to that, Mr.
               Meghji spent 11 years with the Global Corporate  Finance Group of
               Arthur  Andersen  LLP, most recently as a partner in the New York office.  From May 2002 to December 2004 upon its sale, Mr. Meghji served on the board of directors  of Mariner  Health Care Inc., a
               $1.5  billion  publicly-held,  integrated  health  care  services provider. He has also served on the board of directors of Cascade
               Timberlands  LLC and Dan River,  Inc., and currently  serves as a director of Anvil  Knitwear  Inc.  Mr.  Meghji  graduated  with a
               Bachelor of Business  Administration  from the Schulich School of
               Business  of York  University  in Canada  and has  completed  the
               Advanced  Corporate Finance Program at the INSEAD Business School
               in France.  The principal  business  address of Mr. Meghji is c/o
               Loughlin Meghji + Company, 148 Madison Avenue, New York, New York
               10016-6700.  Mr.  Meghji  does  not  beneficially  own,  has  not purchased or sold during the past two years,  any  securities  of
               Rural and disclaims  beneficial ownership of the shares of Common
               Stock owned by the Accipiter Group.

               NICOLE VIGLUCCI (AGE 32) currently serves as a healthcare analyst at  Accipiter  Capital  Management,  LLC,  a  private  investment management firm. She has served in that capacity since July 2005.
               From  April  2002 to March  2005,  she served as an analyst at JL
               Advisors,  LLC, a private investment firm. From May 2000 to April
               2002 she served as an associate at The Carlyle  Group,  a private global  investment firm that  originates,  structures and acts as
               lead  equity  investor  in  management-led   buyouts,   strategic
               minority   equity   investments,   equity   private   placements,
               consolidations and buildups,  and growth capital financings.  The principal  business  address  of Ms.  Viglucci  is c/o  Accipiter
               Capital  Management,  LLC, 399 Park Avenue, 38th Floor, New York,
               New York 10022. Ms. Viglucci does not  beneficially  own, has not purchased or sold during the past two years,  any  securities  of
               Rural and disclaims  beneficial ownership of the shares of Common
               Stock owned by the Accipiter Group.

               Name                   Beneficial Ownership
               --------------         ---------------------------------
               Accipiter Life         745,595  shares of Common  Stock,
               Sciences               $.01 par value.

               Mohsin Y. Meghji       None

               Nicole Viglucci        None

               Other than as stated in (iii) above, there are no arrangements or understandings  between  Accipiter Life Sciences and each Nominee or any other person or persons  pursuant to which the nominations described  herein are to be made,  other than the consents by the

               Nominees to be named as a nominee in this Notice,  to be named as a nominee in any proxy statement filed by Accipiter Life Sciences in connection with the solicitation of Rural  stockholders and to serve as a director of Rural,  if so elected.  Such  consents are attached hereto as Exhibit A.

               Neither Mr.  Meghji nor Ms.  Viglucci has purchased or sold any securities of Rural during the past two years.

               Except  as set  forth  in this  Notice  (including  the  Exhibits attached  hereto),  (i) during the past 10 years,  no Nominee has been  convicted  in  a  criminal  proceeding  (excluding  traffic violations or similar misdemeanors);  (ii) no Nominee directly or indirectly  beneficially  owns any securities of Rural;  (iii) no
               Nominee  owns any  securities  of Rural which are owned of record but not  beneficially;  (iv) no Nominee has purchased or sold any securities of Rural during the past two years; (v) no part of the purchase  price or market value of the  securities of Rural owned by any Nominee is  represented  by funds  borrowed  or  otherwise obtained for the purpose of acquiring or holding such securities;
               (vi) no  Nominee  is, or within the past year was, a party to any contract,  arrangements  or  understandings  with any person with respect to any  securities of Rural,  including,  but not limited to, joint ventures,  loan or option arrangements,  puts or calls, guarantees  against  loss or  guarantees  of profit,  division of losses or profits, or the giving or withholding of proxies; (vii)
               no  associate  of any  Nominee  owns  beneficially,  directly  or indirectly,  any  securities  of Rural;  (viii) no  Nominee  owns beneficially,  directly  or  indirectly,  any  securities  of any parent or subsidiary  of Rural;  (ix) no Nominee or any of his or her  associates  was a party to any  transaction,  or  series  of similar transactions,  since the beginning of Rural's last fiscal year, or is a party to any  currently  proposed  transaction,  or series  of  similar  transactions,  to which  Rural or any of its subsidiaries  was  or is to  be a  party,  in  which  the  amount involved  exceeds  $120,000;  (x) no Nominee or any of his or her associates has any arrangement or  understanding  with any person with respect to any future employment by Rural or its affiliates, or with respect to any future  transactions to which Rural or any of its  affiliates  will or may be a party;  and (xi) no  person, including any of the Nominees,  who is a party to an  arrangement or  understanding  pursuant to which the Nominees are proposed to be elected has a  substantial  interest,  direct or indirect,  by security  holdings or  otherwise  in any matter to be acted on at the Annual  Meeting.  There are no material  proceedings to which any Nominee or any of his  associates is a party adverse to Rural or any of its subsidiaries or has a material  interest adverse to
               Rural or any of its  subsidiaries.  With  respect  to each of the
               Nominees,  none of the events enumerated in Item 401(f)(1)-(6) of
               Regulation  S-K of the  Securities  Exchange Act of 1934 occurred during the past five years.

      (v)      THE WRITTEN CONSENT OF EACH NOMINEE TO SERVE AS A DIRECTOR OF THE
               COMPANY IF SO ELECTED.

               Each of the  Nominees  has  consented to be named as a nominee in this  Notice,  to be named as a nominee  in any  proxy  statement
               filed  by  Accipiter   Life  Sciences  in  connection   with  the
               Solicitation  and to serve as a director of Rural, if so elected.
               Such consents are attached hereto as Exhibit A.

      Please  address any  correspondence  to Accipiter  Life Sciences Fund, LP,
Attention:  Gabe Hoffman,  telephone  (212)  705-8700,  facsimile (212) 705-8750
(with a copy to our counsel,  Olshan  Grundman  Frome  Rosenzweig & Wolosky LLP,
Park Avenue Tower,  65 East 55th Street,  New York,  New York 10022,  Attention:
Steven Wolosky, Esq., telephone (212) 451-2333,  facsimile (212) 451-2222).  The giving of this Notice is not an  admission  that any  purported  procedures  for notice  concerning  the  nomination  of  directors to the Rural Board are legal, valid or binding, and Accipiter reserves the right to challenge their validity.

                                  Very truly yours,

                                  ACCIPITER LIFE SCIENCES FUND, LP

                                  By: Candens Capital, LLC
                                  its general partner

                                  /s/ Gabe Hoffman
                                  ----------------------------------------------
                                  By: Gabe Hoffman, Managing Member

                                    EXHIBIT A

                                NOMINEE CONSENTS

                                MOHSIN Y. MEGHJI
                          C/O LOUGHLIN MEGHJI + COMPANY
                               148 MADISON AVENUE
                          NEW YORK, NEW YORK 10016-6700

                                                                 August 30, 2007

Rural/Metro Corporation
9221 East Via De Ventura
Scottsdale, Arizona 85258
Attn: Corporate Secretary

Dear Sir:

      You are hereby notified that the  undersigned  consents to (i) being named as a nominee in the notice  provided by Accipiter  Life Sciences Fund, LP of its intention to nominate the  undersigned as a director of Rural/Metro  Corporation
("Rural") at the 2007 annual  meeting of  stockholders,  or any other meeting of
stockholders  held  in  lieu  thereof,  and  any  adjournments,   postponements,
reschedulings or continuations thereof (the "Annual Meeting"),  (ii) being named as a nominee in any proxy statement filed by Accipiter Life Sciences Fund, LP in connection with the  solicitation of proxies or written consents for election of the undersigned at the Annual Meeting,  and (iii) serving as a director of Rural if elected at the Annual Meeting.

                                    Very truly yours,

                                    /s/ Mohsin Y. Meghji
                                    --------------------------------------------
                                    Mohsin Y. Meghji

                                 NICOLE VIGLUCCI
                      C/O ACCIPITER CAPITAL MANAGEMENT, LLC
                           399 PARK AVENUE, 38TH FLOOR
                            NEW YORK, NEW YORK 10022

                                                                 August 29, 2007

Rural/Metro Corporation
9221 East Via De Ventura
Scottsdale, Arizona 85258
Attn: Corporate Secretary

Dear Sir:

      You are hereby notified that the  undersigned  consents to (i) being named as a nominee in the notice  provided by Accipiter  Life Sciences Fund, LP of its intention  to nominate the  undersigned  as a director  Rural/Metro  Corporation
("Rural") at the 2007 annual  meeting of  stockholders,  or any other meeting of
stockholders  held  in  lieu  thereof,  and  any  adjournments,   postponements,
reschedulings or continuations thereof (the "Annual Meeting"),  (ii) being named as a nominee in any proxy statement filed by Accipiter Life Sciences Fund, LP in connection with the  solicitation of proxies or written consents for election of the undersigned at the Annual Meeting,  and (iii) serving as a director of Rural if elected at the Annual Meeting.

                                    Very truly yours,

                                    /s/ Nicole Viglucci
                                    --------------------------------------------
                                    Nicole Viglucci